Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 of CymaBay Therapeutics, Inc. filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our report dated March 31, 2014 included in Amendment No. 1 to the Registration Statement on Form S-l of CymaBay Therapeutics, Inc. (File No. 333-195127), which was declared effective on July 21, 2014 by the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California

July 21, 2014